UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2007

NEW PLAN EXCEL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12244	33-0160389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

420 Lexington Avenue, 7th Floor
New York, New York		10170
(Address of Principal Executive Offices)		(Zip Code)

(212) 869-3000
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

As previously disclosed, on February 27, 2007, New Plan Excel Realty Trust, Inc., a Maryland corporation (“New Plan”), and Excel Realty Partners, L.P., a Delaware limited partnership in which New Plan, through a wholly owned subsidiary, is the general partner (the “DownREIT Partnership”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Super IntermediateCo LLC, a Maryland limited liability company (“Parent”), Super MergerSub Inc., a Maryland corporation and a wholly owned subsidiary of Parent (“Purchaser”), and Super DownREIT MergerSub LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Super REIT MergerSub” and together with Purchaser and Parent, the “Buyer Parties”).  The Buyer Parties are affiliates of Centro Properties Group, an Australian publicly traded real estate company (“Centro”).  Pursuant to the Merger Agreement, Purchaser commenced and completed a tender offer (the “Offer”) to purchase all outstanding shares of common stock, par value $0.01 per share, of New Plan (the “Common Stock”) at a price of $33.15 per share, net to the holders thereof, in cash (the “Offer Price”).  The Offer, as supplemented by a subsequent offering period, expired at 12:00 midnight, New York City time, on Wednesday, April 18, 2007.

Under the terms of the Merger Agreement, Purchaser has an option to purchase (the “Top-Up Option”) such additional shares of Common Stock that, when added to the number of shares of Common Stock already owned by the Buyer Parties and their affiliates (at the time of exercise of the Top-Up Option or the consummation of the Merger (as defined below) as a short-form merger under Section 3-106 of the Maryland General Corporation Law, whichever is greater), constitutes one share of Common Stock more than 90% of the votes entitled to be cast by the holders of all of the outstanding shares of Common Stock and New Plan’s 7.80% Series D Cumulative Voting Step-Up Premium Rate Preferred Stock (“Series D Preferred Shares”) (after reflecting and taking into account any adjustment to the number of votes such holders have relative to holders of Common Stock in accordance with the terms of the Series D Preferred Shares), voting together as a class, on a fully diluted basis (taking into account the shares of Common Stock to be issued pursuant to the exercise of the Top-Up Option) (such shares of Common Stock that may be acquired pursuant to the exercise of the Top-Up Option is referred to as the ”Top-Up Shares”).  The purchase price for each Top-Up Share is equal to the Offer Price and payable in cash.

On April 19, 2007, the Seller Parties and the Buyer Parties entered into the First Amendment to the Merger Agreement, dated as of the date thereof, to permit Purchaser to pay for the Top-Up Shares, if any, (a) with cash in an amount equal to the Offer Price for each Top-Up Share, (b) with cash in amount an amount equal to $0.01, the par value, and by issuing a promissory note in the principal amount $33.14 for each Top-Up Share, or (c) through any combination of cash and promissory note so long as the cash portion of the consideration for each Top-Up Share is at least $0.01 per share.

Item 3.02.              Unregistered Sales of Equity Securities.

On April 20, 2007, New Plan issued to Purchaser 52,929,108 shares of Common Stock pursuant to the Top-Up Option that Purchaser exercised on April 19, 2007.  Immediately after the issuance of the Top-Up Shares, but prior to the effective time of the Merger, Purchaser owned more than 90% of (a) the outstanding shares of Common Stock and (b) the votes entitled to be cast by the holders of all of the outstanding shares of Common Stock and Series D Preferred Shares (after reflecting and taking into account any adjustment to the number of votes such holders have relative to holders of Common Stock in accordance with the terms of the Series D Preferred Shares), voting together as a class (taking into account the Top-Up Shares issued).

As discussed above, the consideration for the Top-Up Shares equaled $33.15 per share, the same amount paid for each share of Common Stock tendered and accepted for payment by Purchaser pursuant to the Offer.  Such consideration was paid through a combination of (a) $529,291.08 in cash, which represents $0.01 per Top-Up Share multiplied by the number of the Top-Up Shares issued, and (b) a promissory note (a “Note”) for the aggregate principal amount of approximately of $1.75 billion.  The Note is due and payable 5 years from the date of its issue, bears interest at the prime rate in effect from time to time of JPMorgan Chase Bank, N.A., payable annually on each anniversary of the date of its issue, and is prepayable at any time without penalty at Purchaser’s option.

The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act.

Item 5.01.              Changes in Control of Registrant.

As previously disclosed, in connection with the closing of the initial offering period of the Offer that expired at 12:00 midnight, New York City time, on Wednesday, April 4, 2007, Purchaser acquired 69,105,908.95 shares of Common Stock, which represented approximately 66.7% of the outstanding shares of Common Stock, at the Offer Price.  In addition, during the subsequent offering period of the Offer that expired at 12:00 midnight, New York City time, on Wednesday, April 18, 2007, Purchaser acquired an aggregate of 22,096,621.22 additional shares of Common Stock at the Offer Price, resulting in Purchaser owning 91,202,530.17 shares of Common Stock, which represented approximately 88.0% of the outstanding shares of Common Stock after acceptance and payment for all shares tendered during the Offer.

On April 20, 2007, as described above under Item 3.02, Purchaser exercised the Top-Up Option and acquired an additional 52,929,108 shares of Common Stock and shortly thereafter, Purchaser merged with and into New Plan (the “Merger”), with New Plan surviving the Merger.  In connection with the Merger, (a) each share of Common Stock (other than shares held by New Plan or any subsidiary of New Plan or by Purchaser) was converted into the right to receive the same $33.15 in cash per share as was paid in the Offer, without interest, (b) each outstanding option to purchase Common Stock under any employee stock option or incentive plan became fully vested and exercisable (whether or not then vested or subject to any performance condition that has not been satisfied, and regardless of the exercise price thereof or the terms of any other agreement regarding the vesting, delivery or payment thereof) and were cancelled in exchange for the right to receive, for each share of Common Stock issuable upon exercise of such option, cash in the amount equal to the excess, if any, of the Offer Price over the exercise price per share of such option, and (c) all out-performance awards under New Plan’s 2006 Long-Term Out-Performance Compensation Plan and any one or more employment agreements vested and became payable in accordance with its terms.  Immediately following the Merger, New Plan became a wholly owned subsidiary of Parent.

In addition, in connection with the Merger, each Series D Preferred Share and each share of New Plan’s 7.625% Series E Cumulative Redeemable Preferred Stock (each a “Series E Preferred Share”) issued and outstanding immediately prior to the effective time of the Merger continued to remain outstanding immediately after the Merger as one share of 7.80% Series D Cumulative Voting Step-Up Premium Rate Preferred Stock and one share of 7.625% Series E Cumulative Redeemable Preferred Stock, respectively, of New Plan, as the surviving corporation of the Merger.  Immediately following the Merger, on April 20, 2007, the surviving corporation was liquidated and all of its assets were transferred to, and all of its liabilities were assumed by, Parent.  In connection with such liquidation, the holders of the Series D Preferred Shares and Series E Preferred Shares will receive liquidating distributions in accordance with the terms of such securities.

Separately, in connection with the Offer and the Merger, pursuant to the terms and subject to the conditions of the Merger Agreement, Super DownREIT Acquisition L.P., a wholly owned subsidiary of Parent, merged with and into the DownREIT Partnership with the DownREIT Partnership continuing as the surviving limited partnership (the “DownREIT Merger,” and together with the Merger, the “Mergers”).  At the effective time of the DownREIT Merger, each existing unit of limited partnership interest in the DownREIT Partnership (a “DownREIT Unit”) issued and outstanding immediately prior to the effective time of the DownREIT Merger (other than DownREIT Units held by New Plan or any of its subsidiaries, which DownREIT Units will remain outstanding and unchanged as units of limited partner interest in the surviving partnership) was converted, without any action on the part of the holder, into the right to receive one fully paid Class A Preferred Unit, without interest, of the surviving partnership, unless the holder of such DownREIT Unit elected to receive a cash amount equal to the amount such holder would have received if it had redeemed all of its DownREIT Units, pursuant to the terms of the DownREIT Partnership Agreement, immediately prior to the date shares of Common Stock are accepted for payment in the Offer, and tendered such shares in the Offer.  As a result of the DownREIT Merger, Parent has control of the DownREIT Partnership.

As a result of the Mergers, Parent has control of New Plan and has indirect control of the DownREIT Partnership.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, effective on April 5, 2007, eight of eleven directors of New Plan resigned from the board.  In connection with the consummation of the Merger, each of Messrs. H. Carl McCall, George Puskar and Irwin Engelman, the three remaining directors, resigned from the New Plan Board of Directors effective as of the effective time of the Merger.

The resignations of Messrs. McCall, Puskar and Engelman were not the result of any disagreement with New Plan.

Item 9.01.              Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

Exhibit Number	Description

2.1

First Amendment to the Agreement and Plan of Merger, dated as of April 19, 2007, by and among New Plan Excel Realty Trust, Inc., Excel Realty Partners, L.P., Super IntermediateCo LLC, Super MergerSub Inc., and Super DownREIT MergerSub LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Plan Excel Realty Trust, Inc.

Date: April 20, 2007	By:	/s/ Steven F. Siegel
Steven F. Siegel
Executive Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1

First Amendment to the Agreement and Plan of Merger, dated as of April 19, 2007, by and among New Plan Excel Realty Trust, Inc., Excel Realty Partners, L.P., Super IntermediateCo LLC, Super MergerSub Inc., and Super DownREIT MergerSub LLC.